                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                               DUFF & PHELPS CREDIT RATING CO.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
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
                                     [LOGO]

                        DUFF & PHELPS CREDIT RATING CO.
                             55 EAST MONROE STREET
                            CHICAGO, ILLINOIS 60603

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 13, 1997

                             ---------------------

To the Shareholders of
DUFF & PHELPS CREDIT RATING CO.

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Duff & Phelps Credit Rating Co. (the "Company") will be held at The Palmer House Hotel, 17 East Monroe Street, Chicago, Illinois 60690, on Tuesday, May 13, 1997, at 9:30 a.m., for the purpose of considering and acting upon the following matters:

    1. To elect five directors to serve until the next annual meeting of shareholders and until their successors are duly elected and qualified; and

    2. To consider and act upon such other business as may properly come before the meeting or any adjournments thereof.

    Shareholders of record as of the close of business on March 21, 1997 shall be entitled to notice of and to vote at the meeting. The transfer books will not be closed. For ten days prior to the meeting, a list of shareholders entitled to vote at the meeting will be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours, at the offices of Duff & Phelps Credit Rating Co., 55 East Monroe Street, Chicago, Illinois 60603. Shareholders who do not expect to attend the meeting in person are urged to execute and return the accompanying proxy in the envelope enclosed.

                                          By order of the Board of Directors

                                          Marie C. Becker,

                                          SECRETARY

Chicago, Illinois
March 28, 1997

                                PROXY STATEMENT

                        DUFF & PHELPS CREDIT RATING CO.

                         ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 13, 1997

                            ------------------------

                              GENERAL INFORMATION

    This proxy statement is being furnished to the shareholders of Duff & Phelps Credit Rating Co., an Illinois corporation (the "Company"), 55 East Monroe Street, Chicago, Illinois 60603, in connection with the solicitation of proxies by its Board of Directors for use at the annual meeting of shareholders to be held on Tuesday, May 13, 1997 and at any adjournments thereof. The approximate date on which this proxy statement and the accompanying proxy are first being sent to shareholders is March 28, 1997.

    The proxy is revocable at any time before it is voted by a subsequently dated proxy, by written notification to the persons named therein as proxies, which may be mailed or delivered to the Company at the above address, or by attendance at the meeting and voting in person. All shares represented by effective proxies will be voted at the meeting and at any adjournments thereof.

    If the enclosed proxy is properly executed and returned in time for voting with a choice specified thereon, the shares represented thereby will be voted as indicated thereon. If no specification is made, the proxy will be voted by the proxy committee for the election as directors of the nominees named below (or substitutes therefor, if any nominees are unable or refuse to serve) and in its discretion upon such matters not presently known or determined which may properly come before the meeting.

    The Company has one class of stock outstanding, Common Stock, without par value ("Common Stock"). On March 21, 1997, 5,084,416 shares of Common Stock were outstanding and entitled to one vote each on all matters to be considered at the meeting. Shareholders of record as of the close of business on March 21, 1997 are entitled to notice of and to vote at the meeting. There are no cumulative voting rights with respect to the election of directors.

    Inspectors of election will be appointed to tabulate the number of shares of Common Stock represented at the meeting in person or by proxy, to determine whether or not a quorum is present and to count all votes cast at the meeting. The inspectors of election will treat abstentions and broker non-votes as shares that are present and entitled to vote for purposes of determining the presence of a quorum. With respect to the tabulation of votes cast on a specific proposal presented to the shareholders at the meeting, abstentions will be considered as present and entitled to vote with respect to that specific proposal, whereas broker non-votes will not be considered as present and entitled to vote with respect to that specific proposal.

                       PRINCIPAL HOLDERS OF COMMON STOCK

    The following table shows with respect to each person who is known to be the beneficial owner of more than 5% of the Common Stock of the Company: (i) the total number of shares of Common Stock beneficially owned as of March 21, 1997; and (ii) the percent of the Common Stock so owned as of that date:

                                                       AMOUNT AND NATURE OF
NAME AND ADDRESS OF                                         BENEFICIAL         PERCENT OF COMMON
BENEFICIAL OWNER                                           OWNERSHIP(1)              STOCK
----------------------------------------------------  ----------------------  -------------------
The Kaufmann Fund, Inc. ............................          478,966(2)                 9.4%
140 East 45th Street, 43rd Floor
New York, New York 10017

Mellon Bank Corporation ............................          420,000(3)                 8.3
One Mellon Bank Center
Pittsburgh, Pennsylvania 15258

Quest Advisory Corp. ...............................          319,032(4)                 6.3
1414 Avenue of the Americas
New York, New York 10019

RH Capital Associates ..............................          275,100(5)                 5.4
55 Harristown Road
Glen Rock, New Jersey 07452

    The following table shows with respect to each director and nominee for director of the Company, the executive officers of the Company named in the Executive Compensation Table, and all directors and executive officers as a group, seven in number: (i) the total number of shares of Common Stock beneficially owned as of March 21, 1997; and (ii) the percent of the Common Stock so owned as of that date:

                                                       AMOUNT AND NATURE OF
                                                            BENEFICIAL         PERCENT OF COMMON
NAME OF BENEFICIAL OWNER                                   OWNERSHIP(1)              STOCK
----------------------------------------------------  ----------------------  -------------------
Paul J. McCarthy(6).................................          140,270                    2.7%

Philip T. Maffei(6).................................           73,931                    1.4

Milton L. Meigs(6)(7)...............................           85,800                    1.7

Jonathan Ingham(6)..................................           12,500                  *

Donald J. Herdrich(6)...............................            5,000                  *

Ernest T. Elsner(6).................................           74,825                    1.5

Peter J. Stahl(6)(8)................................           69,416                    1.3

All directors and executive officers as a group (7
persons)(6).........................................          461,742                    8.8%

------------------------

 *  Less than one percent.

(1) Calculated pursuant to Rule 13d-3(d) of the Securities Exchange Act of 1934. Unless otherwise stated below, each such person has sole voting and investment power with respect to all such shares. Under Rule 13d-3(d), shares not outstanding which are subject to options, warrants, rights or conversion privileges exercisable within 60 days are deemed outstanding for the purpose of calculating the number and percentage owned by such person, but are not deemed outstanding for the purpose of calculating the percentage owned by each other person listed.

(2) Number of shares reported in the most recent Schedule 13G filed by The Kaufmann Fund, Inc. with the Securities and Exchange Commission.

(3) Number of shares reported in the most recent Schedule 13G filed by Mellon Bank Corporation ("Mellon Bank") with the Securities and Exchange Commission. These securities are beneficially owned by Mellon Bank and direct or indirect subsidiaries in their various fiduciary capacities. Includes 420,000 shares as to which Mellon Bank has sole voting power, 17,000 shares as to which Mellon Bank has sole dispositive power and 404,000 shares as to which Mellon Bank has shared dispositive power.

(4) Number of shares reported in the most recent Schedule 13G filed by Quest Advisory Corp. with the Securities and Exchange Commission.

(5) Number of shares reported in the most recent Schedule 13G filed by RH Capital Associates ("RH Capital") with the Securities and Exchange Commission. Includes 275,100 shares as to which RH Capital has shared voting and dispositive power.

(6) Includes shares of Common Stock which could be acquired through the exercise of stock options as follows: Mr. McCarthy, 73,603 shares; Mr. Maffei, 42,834 shares; Mr. Meigs, 41,820 shares; Mr. Ingham, 12,500 shares; Mr. Herdrich, 5,000 shares; Mr. Elsner, 40,732 shares; Mr. Stahl, 30,516 shares; and all directors and executive officers as a group, 247,005 shares.

(7) Includes 80 shares owned by Mr. Meigs' wife. Mr. Meigs disclaims beneficial ownership of such shares.

(8) Includes 1,000 shares owned by Mr. Stahl's wife. Mr. Stahl disclaims beneficial ownership of such shares.

                             ELECTION OF DIRECTORS

NOMINEES AND DIRECTORS

    At the meeting, five directors are to be elected to hold office until the next annual meeting of shareholders and until their successors are duly elected and qualified. All of the nominees are presently directors of the Company. The affirmative vote of the holders of a plurality of the shares of Common Stock represented in person or by proxy at the annual meeting is required to elect directors. It is intended that, in the absence of contrary specifications, votes will be cast pursuant to the enclosed proxies for the election of such nominees. Should any of the nominees become unable or unwilling to accept nomination or election, it is intended, in the absence of contrary specifications, that the proxies will be voted for the balance of those named and for a substitute nominee or nominees. However, the Company now knows of no reason to anticipate such an occurrence. All of the nominees have consented to be named as nominees and to serve as directors if elected.

    The following persons are nominees for election as directors of the Company:

PAUL J. MCCARTHY Age - 58 Director since -- 1991

    Mr. McCarthy has been Chairman of the Board of the Company since December 1995 and Chief Executive Officer of the Company since February 1991. He has also been Chief Financial Officer of the

Company since November 1994. Mr. McCarthy was also President of the Company from February 1991 to December 1995. Mr. McCarthy was also an Executive Vice President and a Director of Duff & Phelps Corporation ("D&P") from January 1992 to November 1994 and an Executive Vice President and a Director of Duff & Phelps Inc. from February 1991 until its dissolution in November 1992. From May 1975 to February 1991, he served as President, Chief Executive Officer and a Director of McCarthy, Crisanti & Maffei, Inc., the investment research operations of which were acquired by D&P in February 1991.

PHILIP T. MAFFEI Age - 53 Director since -- 1991

    Mr. Maffei has been President of the Company since December 1995 and Chief Operating Officer of the Company since October 1994. From February 1991 to December 1995, Mr. Maffei was an Executive Vice President of the Company. From May 1975 to February 1991, he served as an Executive Vice President, Treasurer and a Director of McCarthy, Crisanti and Maffei, Inc., the investment research operations of which were acquired by D&P in February 1991.

MILTON L. MEIGS Age - 64 Director since -- 1991

    Mr. Meigs is presently retired. Mr. Meigs was an Executive Vice President of the Company from February 1991 to December 31, 1994. From December 1987 to February 1991, Mr. Meigs was a Group Vice President of the Company.

JONATHAN INGHAM Age - 55 Director since -- 1994

    Mr. Ingham has been President and Chief Executive Officer of Ingham Industries Inc. (DBA Auth Chimes), a manufacturer of door chimes, since August 1989.

DONALD J. HERDRICH Age - 54 Director since -- 1995

    Mr. Herdrich is presently a private investor. From 1987 to 1989, Mr. Herdrich was Founding Partner of Stonebridge Partners, and from 1978 to 1986 Mr. Herdrich was employed by Kohlberg Kravis Roberts & Co.

THE BOARD OF DIRECTORS

    The business and affairs of the Company are managed under the direction of the Board of Directors. The Board has responsibility for establishing broad corporate policies and for evaluating the overall performance of the Company. Members of the Board are kept informed of the Company's business by various reports and documents sent to them, as well as by reports presented at meetings of the Board and its committees. During 1996, the Board of Directors met four times and acted by written consent one time. All directors attended 100% of the meetings of the Board of Directors and the committees on which he served.

BOARD COMMITTEES

    The Board of Directors has three standing committees, the Executive Committee, the Audit Committee and the Compensation Committee.

    The Executive Committee is empowered to exercise the authority of the Board of Directors in the management of the business and affairs of the Company between meetings of the Board of Directors, except as such authority may be limited by the provisions of the Illinois Business Corporation Act. The Executive Committee, which is composed of Messrs. McCarthy (Chairman) and Maffei, meets informally from time to time.

    The Audit Committee recommends to the Board of Directors the appointment of the independent public accountants for the following year. The Audit Committee also reviews the scope of the annual audit, the annual financial statements of the Company and the auditor's report thereon and the auditor's comments relative to the adequacy of the Company's system of internal controls and accounting systems. During 1996, the Audit Committee was composed of Messrs. Herdrich (Chairman) and Ingham. In February 1997, Mr. Meigs was also appointed to the Audit Committee. The Audit Committee met one time during 1996.

    The Compensation Committee reviews management compensation levels and provides recommendations regarding salaries and other compensation for the Company's officers, including bonuses, grants of stock options and other incentive programs. The Compensation Committee serves as the committee that administers the Company's 1994 Long-Term Stock Incentive Plan. During 1996, the Compensation Committee was composed of Messrs. Ingham (Chairman) and Herdrich. In February 1997, Mr. Meigs was also appointed to the Compensation Committee. The Compensation Committee met three times during 1996.

    The Company does not have a standing nominating committee of the Board of Directors. This function is performed by the Board of Directors. The Company's Bylaws establish procedures, including advance notice procedures, with regard to the nomination, other than by or at the direction of the Board of Directors, of candidates for election as directors. In general, notice must be received by the Company at its principal executive offices not less than 60 days nor more than 90 days prior to meetings of shareholders of the Company. Such notice must set forth all information with respect to each such nominee as required by the federal proxy rules. Such notice must be accompanied by a signed statement of such nominee consenting to be a nominee and a director, if elected.

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

GENERAL

    The Compensation Committee of the Board of Directors is responsible for establishing, administering and evaluating the Company's policies regarding the compensation of its executive officers. The Company's compensation policies are intended to align executive compensation with the business objectives and performance of the Company. Additionally, the Company's compensation policies are designed to permit the Company to attract, retain and motivate executive officers to ensure the long-term success of the Company.

    The compensation of executive officers is composed of three components: salary, annual incentive compensation and long-term incentive compensation. The Compensation Committee considers the total compensation of each executive officer in establishing each element of his or her compensation. The compensation of the Company's Chief Executive Officer is subject to the same policies that are applicable to all executive officers of the Company.

SALARY

    In establishing the annual salaries of each of the Company's executive officers, the Compensation Committee considers the responsibilities, abilities and industriousness of the executive officer and the Company's performance. The salaries of the Company's executive officers are reviewed annually.

ANNUAL INCENTIVE COMPENSATION

    The Company maintained two annual incentive compensation plans in 1996: the Incentive Compensation Plan and the Executive Management Incentive Compensation Plan. Incentive compensation under both plans was variable and closely tied to corporate and individual performance in a manner that encouraged a continuous focus on providing top-quality service to clients, increasing productivity and obtaining new business opportunities in order to increase profitability and shareholder value.

    INCENTIVE COMPENSATION PLAN. The Company has maintained the Incentive Compensation Plan for several years. Pursuant to the Incentive Compensation Plan, cash bonuses have been awarded annually to officers and a limited number of other key employees of the Company, including executive officers, based on operating income (before depreciation, amortization, incentive compensation and name use fees) and a performance assessment of the participant. Approximately 70% of the Company's professional staff participated in the Incentive Compensation Plan during 1996. (The professional staff is all employees other than secretarial and similar support staff.) The Compensation Committee reviewed awards under the Incentive Compensation Plan, subject to approval of such awards by the Board of Directors.

    At the beginning of 1996, a target incentive fund was established based on an operating income goal (before depreciation, amortization, incentive compensation and name use fees) for the Company. After the results of operations for the year were known, the incentive fund was adjusted by a percentage of the variance of the actual operating income (before depreciation, amortization, incentive compensation and name use fees) from the operating income goal (before depreciation, amortization, incentive compensation and name use fees) established at the beginning of the year.

    The persons entitled to receive a bonus under the Incentive Compensation Plan and the amounts awarded were determined as a result of a process involving a recommendation by the Executive Committee, based on a formalized performance assessment, and review and final approval by the Compensation Committee of the Board of Directors.

    EXECUTIVE MANAGEMENT INCENTIVE COMPENSATION PLAN. Under the Executive Management Incentive Compensation Plan, cash bonuses have been awarded annually to the executive officers of the Company based on the operating income (before depreciation, amortization, incentive compensation and name use fees) of the Company. The plan and awards have been reviewed and approved annually by the Compensation Committee of the Board of Directors.

    At the beginning of 1996, a target bonus was established based on the operating income goal (before depreciation, amortization, incentive compensation and name use fees) for the Company. Adjustments to the target bonus were also specified based on variances of the actual operating income (before depreciation, amortization, incentive compensation and name use fees) from the established operating income goal (before depreciation, amortization, incentive compensation and name use fees).

LONG-TERM INCENTIVE COMPENSATION

    Pursuant to the Company's 1994 Long-Term Stock Incentive Plan, key employees of the Company, including executive officers, are eligible to receive long-term incentives in a variety of forms including stock options, stock appreciation rights, restricted stock, phantom stock and other stock based awards. The purpose of the Stock Incentive Plan is to enable the Company to attract and retain the best available executive personnel and other key employees, to provide for the Company's long-term growth and business success and to provide an incentive for such employees to exert their best efforts on behalf of the Company and its shareholders. The Compensation Committee believes that the grant of awards whose value is related to the value of the Company's Common Stock aligns the interests of shareholders and employees who receive awards. The Stock Incentive Plan is administered by the Compensation Committee.

    The Compensation Committee determines the individuals to whom awards are granted, the type and amount of awards to be granted, the time of all such grants and the terms, conditions and provisions of such awards and the restrictions related thereto. In making awards under the Stock Incentive Plan, the Compensation Committee considers the recommendations of the Executive Committee, the responsibilities of each grantee, his past performance and his anticipated future contribution to the Company.

    During 1996, only stock options were granted under the Stock Incentive Plan. The Compensation Committee believes that the grant of stock options provides a strong incentive for employees to increase shareholder value over the long term because the full benefit of such awards cannot be realized unless the value of the Company's Common Stock appreciates over a specified number of years. Approximately 74% of the officers of the Company received options in 1996. The exercise price of options granted in 1996 was equal to the fair market value per share of Common Stock on the date of grant. One-third of each option grant vests on the first, second and third anniversaries of the date of grant and such options expire ten years after the date of grant.

    Amendments adopted in 1993 to the Internal Revenue Code limit the deductibility for federal income tax purposes of certain compensation payable to top executive officers of publicly held corporations. Certain types of compensation are excluded from the limitations. The Company believes that the limitations are not applicable to stock options granted under the Stock Incentive Plan or to awards under the Incentive Compensation Plan or the Executive Management Incentive Compensation Plan.

    The salary, annual incentive compensation and long-term incentive compensation paid by the Company in 1996 to the Chief Executive Officer and the other three people serving as executive officers of the Company at December 31, 1996 is set forth in the tables that follow this Report. The Compensation Committee believes that the executive officers of the Company are dedicated to increasing profitability and shareholder value and that the compensation policies that the Compensation Committee has established and administered contribute to this focus.

                                          THE COMPENSATION COMMITTEE

                                          Jonathan Ingham (Chairman)
                                          Donald J. Herdrich
                                          Milton L. Meigs

    The foregoing Report of the Compensation Committee on Executive Compensation shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates such information by reference.

                             EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION TABLE

    The following table sets forth certain information regarding the compensation paid or accrued by the Company to or for the account of the Chief Executive Officer and each of the other three people serving as executive officers of the Company at December 31, 1996 for services rendered in all capacities during each of the Company's fiscal years ended December 31, 1996, 1995 and 1994:

                                                                     LONG TERM
                                                                    COMPENSATION
                                                                       AWARDS
                                                                   --------------
                                          ANNUAL COMPENSATION        SECURITIES
                                       -------------------------     UNDERLYING          ALL OTHER
NAME AND PRINCIPAL POSITION      YEAR    SALARY        BONUS(1)     OPTIONS (#)       COMPENSATION(3)
-------------------------------  ----  ----------     ----------   --------------   -------------------
Paul J. McCarthy,..............  1996   $ 365,000      $ 762,772       18,000(2)          $ 8,325
 Chairman of the Board           1995     348,000        604,000       18,000(2)            7,886
 and Chief Executive             1994     331,008        420,600       54,000(2)            7,507
 Officer

Philip T. Maffei,..............  1996     250,000        622,772       15,000(2)            6,397
 President and Chief             1995     236,000        454,000       14,000(2)            6,165
 Operating Officer               1994     225,000        257,500       42,000(2)            5,982

Ernest T. Elsner,..............  1996     189,000        283,280       10,000(2)            7,300
 Executive Vice President        1995     180,000        215,000        8,000(2)            6,958
                                 1994     171,000        254,500       30,000(2)            6,653

Peter J. Stahl,................  1996     142,000        434,612       10,000(2)            5,481
 Executive Vice President        1995     132,000        361,336       10,000(2)            5,472
                                 1994     125,000        267,026       30,000(2)            5,225

------------------------

(1) The Company maintains an Incentive Compensation Plan pursuant to which cash bonuses are awarded annually to officers and other key employees of the Company based on operating income (before depreciation, amortization, incentive compensation and name use fees) and a performance assessment of the participant. The Company also maintains an Executive Management Incentive Compensation Plan pursuant to which cash bonuses are awarded annually to the executive officers of the Company based on operating income (before depreciation, amortization, incentive compensation and name use fees) of the Company. The Company also maintains a commission plan based on specific performance criteria for an executive officer.

(2) Number of shares of Common Stock subject to options granted during 1996, 1995 and 1994 under the Company's 1994 Long-Term Stock Incentive Plan. Excludes options granted in connection with the distribution of the outstanding shares of Common Stock of the Company to the stockholders of D&P in October 1994. In connection with the distribution in 1994, an option to purchase shares of Common Stock of the Company was granted to each holder of an option to purchase common stock of D&P at a ratio of an option for one share of Common Stock of the Company for each three shares of common stock of D&P subject to an outstanding option. The compensation related to these options was recognized in the year of the original option grant by D&P.

(3) Consists of matching contributions made by the Company pursuant to the Company's Savings Plan and life insurance premiums paid by the Company on behalf of each executive officer. For 1996, life insurance premiums in the following amounts were paid by the Company: Mr. McCarthy, $3,825; Mr. Maffei, $1,897; Mr. Elsner, $2,800; and Mr. Stahl, $981.

EMPLOYEE STOCK OPTIONS

    OPTION GRANTS. The following table sets forth certain information regarding options to purchase shares of Common Stock granted as incentive compensation to the executive officers of the Company named in the Executive Compensation Table during the Company's 1996 fiscal year:

                                               INDIVIDUAL GRANTS
                             ------------------------------------------------------
                              NUMBER OF
                              SECURITIES     % OF TOTAL
                              UNDERLYING      OPTIONS
                               OPTIONS       GRANTED TO     EXERCISE                    GRANT DATE
                               GRANTED      EMPLOYEES IN      PRICE      EXPIRATION   PRESENT VALUE
NAME                            (#)(1)      FISCAL YEAR     ($/SH)(2)       DATE          ($)(3)
---------------------------  ------------   ------------   -----------   ----------   --------------
Paul J. McCarthy...........                                                November
                                18,000           8.9%        $22.625        7, 2006      $122,066

Philip T. Maffei...........                                                November
                                15,000           7.4         22.625         7, 2006       149,435

Ernest T. Elsner...........                                                November
                                10,000           4.9         22.625         7, 2006        99,623

Peter J. Stahl.............                                                November
                                10,000           4.9         22.625         7, 2006        99,623

------------------------

(1) All options were granted on November 7, 1996 under the Company's 1994 Long-Term Stock Incentive Plan. All options are non-qualified stock options. Beginning November 7, 1997, annually, upon the anniversary of the date of grant of the options, one-third of the options granted become vested and exercisable, until the third anniversary of the date of grant, whereupon all of the options granted are vested and exercisable.

(2) The option exercise price is equal to the fair market value per share of Common Stock on the date of grant.

(3) Calculated pursuant to the Black-Scholes option pricing model. Assumes with respect to Mr. McCarthy expected volatility of 12%, risk-free rate of return of 6.2%, dividend yield of .5%, time of exercise of six years and no risk of forfeiture. Assumes with respect to Messrs. Maffei, Elsner and Stahl expected volatility of 12%, risk-free rate of return of 6.4%, dividend yield of .5%, time of exercise of ten years and no risk of forfeiture.

    OPTION EXERCISES. The following table sets forth certain information regarding options to purchase shares of Common Stock exercised during the Company's 1996 fiscal year and the number and value of unexercised options to purchase shares of Common Stock held at the end of the Company's 1996 fiscal year by the executive officers of the Company named in the Executive Compensation Table:

                                                              NUMBER OF
                                                              SECURITIES           VALUE OF
                                                              UNDERLYING         UNEXERCISED
                                                             UNEXERCISED         IN-THE-MONEY
                                                              OPTIONS AT           OPTIONS
                                                           FISCAL YEAR END    AT FISCAL YEAR END
                              NUMBER OF                          (#)                ($)(2)
                                SHARES         VALUE       ----------------   ------------------
                             ACQUIRED ON      REALIZED       EXERCISABLE/        EXERCISABLE/
NAME                         EXERCISE (#)      ($)(1)       UNEXERCISABLE       UNEXERCISABLE
---------------------------  ------------   ------------   ----------------   ------------------
Paul J. McCarthy...........        0             $0        73,603/48,000      $1,123,753/416,250

Philip T. Maffei...........        0              0        42,834/38,333         591,657/325,250

Ernest T. Elsner...........        0              0        40,732/25,333         627,085/218,250

Peter J. Stahl.............        0              0        30,246/26,937         419,427/237,175

------------------------

(1) Value realized is equal to the difference between the fair market value per share of Common Stock on the date of exercise and the option exercise price per share multiplied by the number of shares acquired upon exercise of an option.

(2) Value of unexercised in-the-money options is equal to the difference between the fair market value per share of Common Stock at December 31, 1996 and the option exercise price per share multiplied by the number of shares subject to options.

SEVERANCE PROTECTION AGREEMENTS

    The Company has entered into Severance Protection Agreements with each of the executive officers of the Company named in the Executive Compensation Table providing them with severance compensation equal to 2.9 times their annual salary and bonus in the event their employment is terminated for certain reasons within 36 months following a change in control of the Company. The reasons for termination which will result in the obligation to pay severance compensation include (a) any termination of the executive officer's employment without Cause (as defined in the Severance Protection Agreement); (b) a change in the executive officer's status, title, position or responsibilities which represents an adverse change from his status, title, position or responsibilities as in effect at any time within 90 days preceding the date of a change in control or at any time thereafter; the assignment to the executive officer of any duties or responsibilities which are inconsistent with his status, title, position or responsibilities as in effect at any time within 90 days preceding the date of a change in control or at any time thereafter; or any removal of the executive officer from or failure to reappoint or reelect him to any of such offices or positions; (c) a reduction in the executive officer's base salary or any failure to pay the executive officer any compensation or benefits to which he is entitled within 5 days of the date due; (d) requiring the executive officer to be based at any place outside a 30-mile radius from the city in which he is employed; (e) the failure by the Company to (A) continue in effect any material compensation or employee benefit plan in which the executive officer was participating at any time within 90 days preceding the date of a change in control or at any time thereafter or (B) provide the executive officer with compensation and benefits, in the aggregate, at least equal to those provided for under each other employee benefit plan, program and practice in which the executive officer was participating at any time within 90 days preceding the date of a change in control or at any time thereafter; (f) the insolvency or the filing of a petition for bankruptcy of the Company, which petition is not dismissed within 60 days;

(g) any material breach by the Company of any provision of the Severance Protection Agreement; (h) any purported termination of the executive officer's employment for cause which does not comply with the terms of the Severance Protection Agreement; and (i) the failure of the Company to obtain an agreement, satisfactory to the executive officer, from any successors and assigns to assume and agree to perform the Severance Protection Agreement.

    Under the Severance Protection Agreements, a "change in control" includes
(a) an acquisition of any voting securities of the Company by any person immediately after which such person has beneficial ownership of 20% or more of the combined voting power of the Company's then outstanding voting securities;
(b) the cessation for any reason of the individuals who are presently members of the Board (the "Incumbent Board") to constitute at least two-thirds of the Board; provided, however, that if the election, or nomination for election, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall be considered a member of the Incumbent Board; and (c) approval by shareholders of the Company of (1) a merger, consolidation or reorganization involving the Company, unless (i) the shareholders of the Company, immediately before such merger, consolidation or reorganization, own, directly or indirectly immediately following such merger, consolidation or reorganization, at least 80% of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation or reorganization (the "Surviving Corporation") in substantially the same proportion as their ownership of the voting securities immediately before such merger, consolidation or reorganization; (ii) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least two-thirds of the members of the Board of Directors of the Surviving Corporation; and (iii) no person has beneficial ownership of 15% or more of the combined voting power of the Surviving Corporation's then outstanding voting securities; (2) a complete liquidation or dissolution of the Company; or (3) an agreement for the sale or other disposition of all or substantially all of the assets of the Company to any person.

DIRECTORS' COMPENSATION

    Directors who are employees of the Company do not receive any compensation for serving as directors of the Company. Other directors receive an annual retainer of $18,000 and an additional $2,000 payable to any such director who serves as a chairman of a committee of the Board of Directors, plus an attendance fee for each such director of $1,000 per regular meeting and $500 per committee meeting. Under the Company's 1994 Long-Term Stock Incentive Plan, non-employee directors ("Outside Directors") are automatically granted on the date of their initial election an option to purchase 5,000 shares of the Company's Common Stock at an exercise price per share equal to the fair market value per share of Common Stock on the date of grant. Such options become exercisable one year after the date of grant and expire ten years after the date of grant. Outside Directors may also elect to receive options to purchase shares of Common Stock in lieu of being paid their annual retainer. On November 7, 1996, Messrs. Herdrich, Ingham and Meigs were each granted an option to purchase 4,645 shares of the Company's Common Stock at an exercise price equal to $19.25 per share in lieu of being paid their annual retainer for 1996. Such options become exercisable on the date of the 1997 annual meeting of stockholders and expire on November 7, 2006. Additionally, all Outside Directors are reimbursed for expenses incurred in attending board meetings.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    During 1996, the Compensation Committee was composed of Messrs. Ingham (Chairman) and Herdrich. In February 1997, Mr. Meigs was also appointed to the Compensation Committee. Mr. Meigs was an Executive Vice President of the Company until December 31, 1994. None of the other members of the Compensation Committee is presently or was formerly an officer or employee of the Company.

                               PERFORMANCE GRAPH

    The following graph compares the cumulative total return on the Company's Common Stock with the cumulative total return of the Standard & Poor's 500 Stock Index and the common stock of a peer group selected by the Company for the period beginning on October 24, 1994 (the date on which the Company's Common Stock began trading on a when issued basis) through December 31, 1996.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

              DUFF & PHELPS
            Credit Rating Co.    S&P 500    Peer Group
24-Oct-94             $100.00    $100.00       $100.00
31-Dec-94               79.25     100.28         97.10
31-Dec-95              116.42     137.96        118.47
31-Dec-96              196.60     169.64        136.82

    Assumes $100 invested on October 24, 1994 in the Company's Common Stock, the Standard & Poor's 500 Stock Index and the common stock of the peer group members. All indices assume dividend reinvestment. Peer group index members are McGraw-Hill, Inc., Dun & Bradstreet Corp., Equifax Inc., Dow Jones & Co. Inc., and MBIA Inc. The peer group index is market capitalization-weighted.

    The foregoing table shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates such information by reference.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

    The Company's consolidated financial statements for the year ended December 31, 1996, were audited by Arthur Andersen LLP, independent public accountants. Arthur Andersen LLP has been engaged as the Company's independent auditors for fiscal year 1997. Representatives of Arthur Andersen LLP are expected to attend the annual meeting to respond to appropriate questions and to make an appropriate statement if they desire to do so.

                 SHAREHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

    Shareholder proposals intended to be presented at the next annual meeting must be received by the Company for inclusion in its proxy statement and form of proxy relating to such meeting no later than November 28, 1997.

                                 OTHER MATTERS

    The Company is not aware of any matters, other than those referred to herein, which will be presented at the meeting. If any other appropriate business should properly be presented at the meeting, the proxies named in the accompanying form of proxy will vote the proxies in accordance with their best judgment.

                            EXPENSES OF SOLICITATION

    All expenses incident to the solicitation of proxies by the Company will be paid by the Company. In addition to solicitation by mail, arrangements have been made with brokerage houses and other custodians, nominees, and fiduciaries to send the proxy material to their principals, and the Company will reimburse them for their reasonable out-of-pocket expenses in doing so. Proxies may also be solicited personally or by telephone or telegraph by regular employees of the Company.

Chicago, Illinois
March 28, 1997

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  PROXY                                                               PROXY

                         DUFF & PHELPS CREDIT RATING CO.
                 55 EAST MONROE STREET, CHICAGO, ILLINOIS 60603

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 13, 1997


     The undersigned hereby appoints Paul J. McCarthy and Marie C. Becker, or either of them, as attorneys and proxies, each with the power to appoint a substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of Duff & Phelps Credit Rating Co. (the "Company") held of record by the undersigned on March 21, 1997, at the annual meeting of stockholders to be held on May 13, 1997 or any adjournment thereof.

           PLEASE MARK, SIGN, DATE AND MAIL THE PROXY CARD PROMPTLY
                         USING THE ENCLOSED ENVELOPE.

                (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

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

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                         DUFF & PHELPS CREDIT RATING CO.
  PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.  /X/

                                                   For all
                                                   Except those whose
                                            With-  whose name(s) appear
1.  ELECTION OF DIRECTORS --          For   hold   below
    NOMINEES:  Donald J. Herdrich,    all   all
    Jonathan Ingham, Philip T.        / /   / /    / /
    Maffei, Paul J. McCarthy and                   _________________________
    Milton L. Meigs.                               IN THEIR DISCRETION, THE
                                                   PROXIES ARE AUTHORIZED TO
                                                   VOTE UPON SUCH OTHER
                                                   BUSINESS AS MAY PROPERLY
                                                   COME BEFORE THE MEETING.

                                                   THIS PROXY WHEN PROPERLY
                                                   EXECUTED WILL BE VOTED IN
                                                   THE MANNER DIRECTED HEREIN
                                                   BY THE UNDERSIGNED STOCK-
                                                   HOLDER.  IF NO DIRECTION IS
                                                   MADE, THIS PROXY WILL BE
                                                   VOTED FOR PROPOSAL 1.  THIS
                                                   PROXY IS REVOCABLE AT ANY
                                                   TIME.

                                                       Dated:  __________, 1997

                                                   Signature(s):_______________

                                                   ____________________________
                                                   (IMPORTANT: Please sign
                                                   your name exactly as it
                                                   appears hereon.  In the
                                                   case of joint holders,
                                                   all should sign.  When
                                                   signing as an attorney,
                                                   executor, administrator,
                                                   trustee or guardian,
                                                   please give full title as
                                                   such.  If a corporation,
                                                   please sign in full
                                                   corporate name by
                                                   President or other
                                                   authorized officer.  If a
                                                   partnership, please sign
                                                   to partnership name by
                                                   authorized person.)

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